                                                                   EXHIBIT 10.4b

                              INSTRUMENT AMENDING

                        LYONDELL PETROCHEMICAL COMPANY

                            EXECUTIVE MEDICAL PLAN


LYONDELL PETROCHEMICAL COMPANY hereby amends the Lyondell Petrochemical Company

Executive Medical Plan, effective November 1, 1996, to read as follows:


Section 3, COVERAGE, Subsection 3.2, Percentages Payable, is amended to read as follows:


     3.2. Percentages Payable. The Plan shall pay Benefits, other than Prescription Drug Benefits, at 100% of Reasonable Charges, unless otherwise provided. The Plan shall pay Prescription Drug Benefits at 100% of Reasonable Charges in excess of the copayment if the Reasonable Charge for the Prescription Drug is greater than the copayment.

          Benefits shall be paid after satisfaction of all terms, conditions and limitations of this Plan. Only charges that, in the opinion of the Claims Administrator, are Reasonable Charges will be considered as Covered Medical Expenses for which reimbursement may be obtained.

          Coverage at 100%, or 100% less copayment for Prescription Drug Benefits, shall not apply to expenses for which Benefits are payable under any other "plan," as defined in the section entitled "Coordination of Benefits." For such expenses, the Plan shall not pay more than a reduced amount which, when added to Benefits payable under the Coordination of Benefits section, will not exceed 100% of Reasonable Charges or 100% of Reasonable Charges less copayment for Prescription Drugs covered under this Plan.



Section 3, COVERAGE, is amended to add new Subsection 3.8, Special Prescription

Drug Program, to read as follows:

     3.8  Special Prescription Drug Program.

          (A) In General. Benefits will be paid for a Prescription Drug that is dispensed by a Pharmacy for treatment of a Sickness or Injury at 100% of Reasonable Charges in excess of the copayment, if the Reasonable Charge for the Prescription Drug is greater than the amount of the copayment.

               Copayments for brand names and generic drugs are as follows:
                    Prescription Drug Copayments

                    Local Purchase
                           Generic                     $ 3.00
                           Brand Name                  $10.00


                    Mail Order (31-90 day supply)
                         Generic                       $ 5.00
                         Brand Name                    $15.00

               The copayment with respect to brand name drugs shall apply to any brand name drug that is dispensed unless there is no generic equivalent to the brand name drug or the Pharmacy is unable to provide the generic drug at the time the prescription is presented. If the Pharmacy participates in the Special Prescription Drug Program, the Covered Person need only pay the applicable copayment at the time he obtains his Prescription Drug in order to receive the Benefits under the Plan. If the Pharmacy does not participate in the Special Prescription Drug Program, the Covered Person must pay the entire cost of the Prescription Drug at the time the Prescription Drug is obtained and must submit a claim in order to receive Benefits under the Plan. Notwithstanding any other provision of this Plan to the contrary, Benefits will be paid under this Special Prescription Drug Program for Prescription Drugs that (i) are Covered Mental Health Problem Expenses and (ii) comply with all other requirements of the Special Prescription Drug Program.

          (B) Mail Order. A Covered Person may, at his option, elect to obtain his Prescription Drugs from a Mail Order Pharmacy and will receive Benefits at 100% of the Reasonable Charge in excess of the Copayment for mail order drugs. With respect to the Mail Order Pharmacy, the Covered Person need only pay the applicable copayment at the time he obtains his Prescription Drug in order to receive the Benefits under the Plan.

          (C) Limitation on Special Prescription Drug Benefits. Notwithstanding any other provision of this Plan to the contrary, Benefits will not be payable under the terms of this Special Prescription Drug Program for the following charges:

               (1) For items that are not Prescription Drugs and that are not ordered by a Physician;

               (2) For any drug that is entirely consumed at the time and place it as prescribed;

               (3) For less than a 30-day or more than a 90-day supply of a Prescription Drug that is dispensed on a single occasion by a Mail Order Pharmacy;

               (4)  For any injectable agent except insulin;

               (5)  For the administration or injection of any drug;

               (6)  For any contraceptive drug except oral contraceptives;

               (7) For more than a 30-day supply per prescription or refill from a Pharmacy other than a Mail Order Pharmacy;

               (8) For any refill of a drug if it is more than the number of refills specified by the Prescribing Physician; if the prescriber has not specified the number of refills, or if the frequency or number of prescriptions or refills appears excessive under accepted medical practice standards, the Claims Administrator, before recognizing charges, may require a new Prescription or evidence as to need.

               (9) For any refill of a Prescription Drug dispensed more than one year after the latest Prescription for it or as permitted by law of the jurisdiction in which the Prescription Drug is dispensed;

               (10) For any Prescription Drug provided by or while the person is an inpatient in any health care facility;

               (11) For any Prescription Drug provided on an outpatient basis in any such institution to the extent Benefits are paid for it under any other part of this Plan or any other program sponsored by the Company;

               (12) For any Prescription Drug for which Benefits are actually paid under any other part of this Plan.

and Sections 3.8 and 3.9 are renumbered as Sections 3.9 and 3.10, respectively.


Section 6, CONTINUATION COVERAGE (COBRA), Subsection 6.1, Entitlement to COBRA Coverage,

Subpart (C), is amended to read as follows:

          (C) Covered as a Dependent. If a Covered Person is covered by the Plan as a Dependent Child of an Executive, he has the right to elect COBRA coverage for himself if he loses coverage for any of the reasons in (A) or (B) above, or if he ceases to be a Dependent Child eligible for Coverage under the Plan.

               For purposes of eligibility for COBRA coverage, a Dependent Child shall include a Child born to or placed for adoption with a Covered Person who was an Executive during the period of COBRA Coverage applicable to that Covered Person. Coverage shall begin as of the same date for applicable Coverage for Dependents under
               Section 2.4.


Section 6, CONTINUATION COVERAGE (COBRA), Subsection 6.3, Notice of COBRA

Events, paragraph 2, is amended to read as follows:

          If a Covered Person elects COBRA coverage due to an employment termination (other than gross misconduct) or reduction in hours and the Social Security Administration determines that the Covered Person was disabled within the first 60 days of COBRA coverage, he must notify the Claims Administrator within the 18-month period described below. He also must notify the Claims Administrator within 30 days after the date he is determined to be no longer disabled.



Section 6, CONTINUATION COVERAGE (COBRA), Subsection 6.4, Duration of COBRA

Coverage, is amended to read as follows:


          6.4. Duration of COBRA Coverage. If a Covered Person does not elect COBRA coverage when it is offered to him, his coverage under the Plan will end. If he elects COBRA coverage, his coverage will be identical to the coverage provided under the Plan to similarly situated Executives or Dependents, as of the time coverage is being provided. This means that if the coverage for similarly situated Executives or Dependents is modified, his coverage will be modified in the same manner. COBRA coverage generally will last for 36 months unless the Covered Person lost coverage because of
                             ------
          a termination of employment (other than gross misconduct) or reduction in hours of employment, in which case, COBRA coverage will last for only 18 months. The 18-month coverage period may be extended to 29 months if the Covered Person is determined to be disabled by the Social Security Administration within the first 60 days of COBRA coverage, provided that the Covered Person notifies the Company before the end of the 18-month period.

          If the Covered Person who is an Executive becomes entitled to Medicare, the maximum duration of COBRA coverage for qualified beneficiaries, other than the Covered Person who is an Executive, whether coverage is acquired as a result of eligibility for Medicare or other subsequent event, is 36 months from the date of the determination of Medicare eligibility.

          Special rules govern the COBRA coverage period when a Retiree or his family member loses coverage because of the commencement of bankruptcy proceedings concerning the Company, or if certain qualifying events occur within 18 or 29 months of a termination or reduction in hours of employment.



IN WITNESS WHEREOF, LYONDELL PETROCHEMICAL COMPANY, acting by and through its duly authorized officer, has caused this Instrument to be executed on this 19th day of December, 1996.



ATTEST:                             LYONDELL PETROCHEMICAL COMPANY



By:/s/ G.A. O'Brien                  By:/s/ Richard W. Park
   --------------------------           ---------------------------
     Assistant Secretary                  Richard W. Park
                                          Vice President, Human Resources